EXHIBIT 10.10


      THIS LEASE AGREEMENT ("Lease") is dated as of the 21st day of December, 1998 for reference purposes only, and is made by and between D&C LLC, a Virginia limited liability company ("Landlord"); and SFI OF DELAWARE, LLC, a Delaware limited liability company ("Tenant").

1. DEFINITIONS: Any term that is given a special meaning by this Section 1 or by any other provision of this Lease (including any exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto.

      1.1 Agreed Interest Rate: "Agreed Interest Rate" means an interest rate of ten percent (10%) per annum.

      1.2 Building: "Building" means that building together with the real property upon which the Building is located, located at 225 West Olney Road, Norfolk, Virginia. The Building is located upon the land more particularly described on Exhibit A.

      1.3 Effective Date: "Effective Date" means the date by which the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease, provided that the executed Lease has been mutually delivered.

      1.4 Hazardous Material: "Hazardous Material" means any material or substance that is now or hereafter prohibited or regulated by any Law or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

      1.5 Law: "Law" means any judicial decision, statute, constitution, ordinance, resolution, order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term.

      1.6 Lease: "Lease" means this lease and Exhibits A and B attached hereto and made a part hereof, as the same may be amended in accordance with this Lease from time to time.

      1.7 Lease Term: "Lease Term" means that period of time commencing on December 21, 1998, and ending on December 20, 2008, unless extended or sooner terminated as provided herein.

      1.8   Leasehold   Improvements:   "Leasehold   Improvements"   means   all
improvements, additions, alterations, and fixtures installed in or on the Premises by Tenant at its expense which are not Trade Fixtures.

      1.9 Lender: "Lender" means (i) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security instrument or agreement affecting the Premises, and the note or other obligations secured by it, and (ii) the Landlord under any underlying ground lease under which Landlord holds an interest in the Premises.

      1.10 Outside Areas: "Outside Areas" means all areas and facilities within the Premises, other than the Building (including the parking areas, driveways, pedestrian sidewalk, landscaped areas, trash enclosures, and the like).

      1.11 Premises: "Premises" initially means that certain square feet of space, consisting of the first floor of the Building and containing 10,677 square feet of office space. Tenant also desires to lease from Landlord the second floor of the Building containing approximately 10,498 square feet ("Second Floor") and the third floor of the Building containing approximately 10,498 square feet ("Third Floor"). The Second Floor and the Third Floor are presently leased to a third party. Landlord and Tenant desire this Lease to become effective with respect to the Second Floor and the Third Floor upon expiration of the existing lease for the Second Floor and the Third Floor. Upon written notice ("Landlord's Notice") from Landlord to Tenant advising Tenant of the expiration of the lease on the Second Floor, or the Third Floor, as the case may be, this Lease shall become effective with respect to the Second Floor and/or the Third Floor and from and after the date of Landlord's Notice(s), the Landlord shall lease to Tenant and the Tenant shall lease from Landlord the Second Floor and the Third Floor, as the case may be, in accordance with the terms set forth herein. The existing lease on the Second Floor and the Third Floor expire with respect to the different floors on different dates and therefore the Landlord's Notice for the Second Floor will be different from the Landlord's Notice for the Third Floor. From and after the date of the Landlord's Notice for the Second Floor the term "Premises" shall be deemed to include the Second Floor and from and after the Landlord's Notice for the Third Floor the term "Premises" shall be deemed to include the Third Floor.

      1.12 Permitted Use: "Permitted Use" means the use of the Premises for general office, and all other legal uses.

      1.13 Real Property Taxes: "Real Property Taxes" means all real property taxes, assessments, and other charges imposed by any governmental or quasi-governmental authority, which are levied or assessed against the Premises. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or any federal or state income tax.

      1.14 Tenant's Minimum Liability Insurance Coverage: "Tenant's Minimum Liability Insurance Coverage" means One Million Dollars ($1,000,000).

      1.15 Trade Fixtures: "Trade Fixtures" means anything affixed to the Building or Outside Areas by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material owned and installed by Landlord) which can be removed without injury to the Building or Outside Areas.

2.    DEMISE AND TERM

      2.1 Demise of Premises: Landlord hereby leases to Tenant and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises subject to the modification thereof pursuant to Section 1.11. Landlord warrants that (i) the Premises are only subject to those exceptions to title disclosed in Exhibit "B" hereto, (ii) the Premises are presently in compliance with all Laws, and (iii) Tenant's conduct of its intended business operations on the Premises will not violate any Laws. Landlord further covenants that Tenant shall have the exclusive use of twelve (12) parking spaces to be determined and designated by Landlord, inclusive as part of the spaces provided in paragraph 4.3 below.

3.    RENT:

      3.1 Rent: Commencing on January 1, 1999 and continuing on the first day of each subsequent month throughout the Lease Term, Tenant shall pay to Landlord without offset or deduction of any type whatsoever except as expressly provided herein, monthly rent as described below. While the Premises is comprised of only the first floor of the Building, the annual rent will be $12.75 per square foot x 10,677 square feet = $136,132 per annum or $11,344.33 per month. The per annum rent will increase by 3% over the prior year's annual rent for each year during the term of this Lease beginning with the second lease year of this Lease. From and after the Landlord's Notice with respect to the Third Floor, the annual rent shall increase to reflect the inclusion of the Third Floor as part of the Premises by adding $133,850 ($12.75 per square foot x 10,498 square feet) to the existing annual rent for the Premises (as comprised of the first floor); provided, however, that the amount of $12.75 per square foot shall be increased by three percent (3%) per annum for each year that passes prior to the date of the Landlord's Notice for the Third Floor. From and after the Landlord's Notice with respect to the Second Floor, the annual rent shall increase to reflect the inclusion of the Second Floor as part of the Premises by adding $133,850 ($12.75 per square foot x 10,498 square feet) to the existing annual rent for the Premises (as comprised of the first floor and the Third Floor); provided, however, that the amount of $12.75 per squarefoot shall be increased by three percent (3%) per annum for each lease year after the first lease year that passes prior to the date of the Landlord's Notice for the Second Floor. For instance, if the Landlord's Notice with respect to the Second Floor is sent between December 21, 2000 and December 20, 2001 (i.e. the third lease year), the annual rent, subject to proration for the actual portion of the third lease year during which the Third Floor constitutes a portion of the Premises, would be $141, 933 (or $13.52 per square foot ($12.75 x 1.03 x 1.03) x 10,498 square feet, plus the existing rent for the Premises (comprised of the first floor and the Third Floor, if applicable).

      3.2 Payment of Rent: Annual rent will be prorated and paid monthly in advance on the first day of each calendar month during the Lease Term. All Rent shall be paid in lawful money of the United States, to Landlord at its address for notices as set forth below or at such other place as Landlord may designate from time to time by written notice to Tenant. Tenant's obligation to pay Rent shall be prorated during any partial month of the Lease Term.

4.    USE OF PREMISES:

      4.1 Compliance with Laws: Tenant shall not use or permit any person to use the Premises in any manner which violates any Laws. At the commencement of the Lease Term, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all Laws applicable thereto. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements, or Laws requiring construction of improvements in the Premises which are property capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

      4.2 Use of Premises: Tenant may use the Premises for any Permitted Use. Landlord represents and warrants that Tenant's use of the Premises is and will be permitted by all Laws, CC&R's, and fire underwriter's requirements and that electricity, water, janitorial, heating, ventilating, air conditioning and other services, at the levels generally provided for office uses in comparable buildings in the vicinity of the Premises, will be available to Tenant at all times during the Lease Term, subject to reimbursement as provided in paragraph 7 below.

      4.3 Parking and Reservation of Rights: Without charge, Tenant shall have the nonexclusive use of three parking spaces for every 1,000 square feet leased in the Building.

      4.4   Hazardous Materials:

            4.4.1 Tenant's Responsibility: Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, disposal, emission, or release of any Hazardous Material by Tenant or its agents, employees or contractors. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Premises by Tenant or its agents, employees or contractors result in contamination or deterioration of water or soil on or about the Premises, then Tenant shall promptly take any and all action necessary to clean up such contamination as required by Law. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for, and shall defend, indemnify and hold Landlord and its shareholders, officers, and directors harmless from and against, all claims, costs and liabilities, including attorney's fees and costs, to the extent arising out of or the disposal or release of Hazardous Materials on or about the Premises by Tenant or its agents, employees, or contractors.

            4.4.2 Landlord's Obligation: Except as stated in subparagraph 4.4.1, above, and notwithstanding anything to the contrary in any other section of this Lease, Tenant shall have no responsibility for and Landlord shall be solely responsible for, and shall defend, indemnify and hold Tenant and its shareholders, officers, directors, successors and assigns, harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of the presence at any time of any Hazardous Material on or about the Premises during the Lease Term. Upon demand by Tenant, Landlord shall promptly take any and all action necessary to investigate and remediate any such Hazardous Material contamination as required by Law.

5.    TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS:

      5.1 Leasehold Improvements: Tenant may construct any Leasehold Improvement which does not affect the structural parts or exterior of the Building without Landlord's prior approval. Any other Leasehold Improvements may be made only after obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any Leasehold Improvement, if Landlord has not reasonably withheld its consent to any Leasehold Improvement within fifteen (15) days of Tenant's request for
Landlord's consent to the Leasehold Improvement. All Leasehold Improvements constructed at Tenant's cost shall remain the property of Tenant during the Lease Term and may be removed from the Premises at any time. Landlord shall have no lien or other interest whatsoever in any Leasehold Improvement and within ten
(10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien, or interest in Tenant's Leasehold Improvements located in the Premises. Tenant shall restore all damage to the Premises caused by any removal of Tenant's Leasehold Improvements. Within ten (10) days following a request by Tenant, Landlord shall inform Tenant whether it reserves the right to have any Leasehold Improvement installed by Tenant removed from the Premises by Tenant upon termination of this Lease.

      5.2 Liens: Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within twenty
(20) days after Tenant's receipt of written notice that the same has been recorded against the Premises.

6.    REPAIR AND MAINTENANCE:

      6.1  Tenant's  Obligation  to Maintain:  Except as  otherwise  provided in
Section 11 (restoration of damage caused by fire and other perils) and in paragraph 6.2 (Landlord's maintenance obligations), Tenant shall, at all times during the Lease Term, keep and maintain the Premises in good order, condition and repair.

      6.2 Landlord's Obligation to Maintain: Landlord shall perform and construct at its sole cost and expense, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or its agents, employees or contractors,
(ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of Law or construction defect in the Premises as of the Effective Date, (iv) for which Landlord has a right of reimbursement from others, (v) which could be treated as a "capital expenditure" under generally accepted accounting principles, (vi) to the structural parts of the Premises and the Building (including the walls, floors, ceilings, roof, bearing walls, demising walls and foundations), necessary to maintain a water-tight roof membrane and to all utility and other building systems serving the Premises, including, without limitation, the HVAC, plumbing and electrical systems, and (vii) to any and all of the Outside Areas.

7. UTILITIES AND JANITORIAL SERVICE: Tenant shall reimburse to Landlord one-third of all charges for water, gas, electricity, sewer service, waste pick-up, and any other utilities, materials and janitorial services furnished at the request of or used by Tenant in the Premises while the Premises are comprised of only the first floor, two-thirds of such amount when the Third Floor becomes part of the Premises and the entire amount when the Second Floor becomes part of the Premises. Tenant shall be solely responsible for the costs of any utility services which serve just the Premises, such as telephone and cable television.

8.    TAXES:

      8.1 Landlord's Obligation: Landlord shall pay before delinquency any and all Real Property Taxes imposed against the Premises or Landlord's interest in the Premises. Notwithstanding the foregoing, Tenant shall reimburse to Landlord all increases in real property which arise as a result of an increase in the real property tax assessment above the 1997 real property tax assessment of $1,963,100.00 which occur during the Lease Term. Tenant's reimbursement obligation for such increase shall be prorated as follows: (i) one-third of the increase while the Premises are just the first floor; (ii) two-thirds of the increase when the Third Floor is added; and (iii) the entire amount of the increase when the Second Floor is added.

      8.2 Taxes on Tenant's Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against the Trade Fixtures or other personal property of Tenant situated within the Premises.

9.    INSURANCE:

      9.1 Tenant's Insurance: Tenant shall maintain in full force and effect at all times during the Lease Term the policies of insurance described below. Copies of duly executed certificates for such policies shall be provided to Landlord upon Landlord's request.

            9.1.1 Liability Insurance: A policy or policies of commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than $1,000,000, naming Landlord as an additional insured, containing a cross liability endorsement.

            9.1.2 Casualty Insurance: A policy or policies of fire and property damage insuring the personal property, inventory, and trade fixtures of Tenant within the Premises. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured if the Lease is not terminated, or to Tenant if the Lease is terminated.

      9.2 Landlord's Insurance: Landlord shall maintain in full force and effect at all times during the Lease Term:

            9.2.1 A policy or policies of fire and property damage insurance in standard "all risk" form insuring Landlord against loss from physical damage to the Building and the Premises with coverage of not less than one hundred percent (100%) of the full replacement cost thereof.

      9.3 Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Lease, the parties hereto release each other, and their respective agents, employees, subtenants, and contractors, from any liability for injury to any person or damage to property that arises out of or incident to any peril covered by property insurance carried by the parties or out of a peril of the type that would normally be covered by the insurance required to be carried under the terms of this Lease, whether due to the negligence of Landlord or Tenant or their respective agents, employees, contractors, or invitees, or any other cause. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy.

10.   INDEMNITY:

      10.1 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord and its employees and agents from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Tenant, its agents, contractors, or employees, a breach by Tenant of this Lease, or a violation by Tenant of any Law or Private Restriction.

      10.2 Indemnification of Tenant: Landlord shall hold harmless, indemnify and defend Tenant and its employees and agents, with competent counsel reasonably satisfactory to Tenant, from all liability, penalties, losses, damages, costs, expenses, cause of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Landlord or its agents, contractors, or employees, a breach by Landlord of this Lease, or a violation by Landlord of any Law or Private Restriction.

11.   DAMAGE & DESTRUCTION:

      11.1 Landlord's Duty to Restore: If the Premises or the Building is damaged by any peril, Landlord shall restore the same to substantially the same condition existing immediately prior to such damage, unless the Lease is terminated by Landlord pursuant to paragraph 11.2 or by Tenant pursuant to paragraph 11.3.

      11.2 Landlord's Right to Terminate: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage:

            11.2.1 The Building is damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to paragraph 9.2 and (ii) not actually covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Building exceeds ten percent (10%) of the then actual replacement cost thereof; or

            11.2.2 The Premises are damaged by any peril during the last six (6) months of the Lease Term and the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph 11.2.2 if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within thirty (30) days following the delivery to Tenant of Landlord's written termination notice.

      11.3 Tenant's Right to Abatement and Termination: If all or any portion of the Premises should become unsuitable for Tenant's use as a consequence of fire, casualty, cessation of utilities or other services required to be provided to the Premises by Landlord, or the presence of any Hazardous Material which does not result from Tenant's use, storage or disposal of such material in violation of applicable Law in or about the Premises, then Tenant shall be entitled to an abatement of all Monthly Rent payable hereunder to the extent of the interference with Tenant's use of the Premises occasioned thereby and, if such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant's intended use within ninety (90) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice of termination to Landlord at any time prior to cessation of the interfering event or restoration of the Premises.

12.   CONDEMNATION:

      12.1 Taking of Premises: If all or any part of the Premises or the Building is taken by means of (i) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, (ii) a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending, or (iii) any taking by inverse condemnation (a "Condemnation"), and any material portion of the Premises or the Building cannot be reconstructed within a reasonable period of time and thereby made reasonably suitable for Tenant's continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease. Any such option to terminate by Tenant must be exercised within a reasonable period of time, to be effective as of the date that possession of the Premises is taken by the condemning authority.

      12.2 Restoration Following the Taking: If any part of the Premises or the Building is taken by Condemnation and this Lease is not terminated, then Landlord shall make all repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit reasonably suitable for Tenant's occupancy for the Permitted Use.

      12.3 Abatement of Rent: If any portion of the Premises is taken by Condemnation and this Lease is not terminated, then as of the date possession is taken, the rent shall be reduced in the same proportion that the square footage of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the square footage of the remainder of the Premises.

      12.4 Temporary Taking: If any portion of the Premises is temporarily taken by Condemnation and such taking affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have to option to terminate this Lease, effective on the date possession is taken by the condemnor.

      12.5 Division of Condemnation Award: Tenant shall be entitled to receive any damages awarded by the court in connection with a Condemnation for leasehold improvements installed in the Premises at Tenant's expense and Tenant's moving costs. The entire balance of the award shall be the property of Landlord.

13.   DEFAULT AND REMEDIES:

      13.1 Events of Tenant's Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs:

            13.1.1 Tenant fails to pay any rent or other amounts due hereunder when due and such failure is not cured within five (5) days after Landlord notifies Tenant in writing that such nonpayment was not made when due; or

            13.1.2 Tenant fails to perform any term, covenant, or condition of this Lease (except those requiring the payment of money to Landlord) and Tenant fails to cure such default within thirty (30) days after delivery of written notice from Landlord specifying the nature of such default where such default could reasonably be cured within said thirty (30)- day period, or fails to commence such cure within said thirty (30)-day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30)-day period; or

            13.1.3 Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

            13.1.4 A court shall have made or entered any decree or order with respect to Tenant, or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which:
(i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant;
and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.

      13.2 Landlord's Remedies: In the event of any default by Tenant, Landlord may, at Landlord's election, terminate this lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

            13.2.1 Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

            13.2.2 Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

            13.2.3 Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portion thereof, for the account of Tenant and in the name of Tenant.

      13.3 Rights Upon Termination: In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to actual damages in an amount not to exceed:

            13.3.1 The value at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the prime rate published in the Wall Street Journal at the time of award plus one percent (1%); and

            13.3.2 Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

            13.3.3 Notwithstanding anything to the contrary set forth in this Lease, Landlord shall use its best efforts to mitigate any damages resulting from any default by Tenant, and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord. Landlord waives any right of distraint, distress for rent or landlord's lien that may arise at law.

      13.4 Landlord's Default and Tenant's Remedies: In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30)-day period, or fails to commence such cure within said thirty
(30)-day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30)-day period, then Tenant shall have the following remedies:

            13.4.1 Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as paragraph 9.3).

            13.4.2 Tenant may cure any default of Landlord at Landlord's cost. If Tenant at any time by reason of Landlord's default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the Agreed Interest Rate from the date the sum is paid by

Tenant until Tenant is reimbursed by Landlord. Any such amount shall be payable by Landlord to Tenant within ten (10) days following Tenant's written demand for payment and if not so paid, may be offset against the next installments of rent payable by Tenant to Landlord under this Lease.

      13.5 Waiver: One party's consent or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provisions hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

14.   ASSIGNMENT AND SUBLETTING:

      14.1 By Tenant: The following provisions shall apply to any assignment or subletting by Tenant:

            14.1.1 Tenant shall not sublet the Premises or assign or encumber its interest in this Lease, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any proposed assignment or subletting if it has not reasonably withheld its consent to any such proposed assignment or subletting within fifteen (15) days of Tenant's request for consent.

            14.1.2 Consent by Landlord to one or more assignments or encumbrances of this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance, or subletting.

            14.1.3 Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or a portion of the Premises without Landlord's consent (i) to a parent, subsidiary, or an entity under common control with Tenant, (ii) in connection with the transfer of substantially all of the stock of Tenant, or
(iii) in connection with the sale of substantially all of Tenant's assets located in the Premises.

      14.2 By Landlord: Landlord and his successors in interest shall have the right to transfer their interest in the Building. As used herein, the term "Landlord" shall mean the Landlord originally named herein, but following any transfer of its interest in the Premises and the Property, the term "Landlord" shall thereafter mean the transferee of such interest.

15.   TERMINATION:

      15.1 Surrender of Premises: Immediately prior to the expiration or upon the earlier termination of this Lease, Tenant shall remove all Leasehold Improvements installed in the Premises by Tenant (which Landlord has not agreed may remain in the Premises), trade fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Premises to Landlord in the same condition as received, reasonable wear and tear, condemnations, perils and Hazardous Materials not placed on or about the Premises by Tenant, its agents, employees or contractors excepted.

      15.2 Holding Over: Any holding over after the expiration of the Lease Term and with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable.

16.   GENERAL PROVISIONS:

      16.1 Landlord's Right to Enter: Landlord or its agents may enter the Premises at any reasonable time for the purpose of (i) inspecting the same, (ii) posting notices of nonresponsibility, (iii) supplying any service to be provided by Landlord to Tenant, (iv) making necessary alterations, additions or repairs,
(v) performing Tenant's obligations when Tenant has failed to do so within thirty (30) days after written notice from Landlord, and/or (vi) in case of an emergency. However, Landlord may not so enter the Premises until it has first given Tenant at least forty-eight (48) hours prior written notice of its intention to do so (except in case of an emergency) and complies with all of Tenant's security regulations. If Tenant so elects, Landlord shall be accompanied by a representative of Tenant during any such entry. Landlord shall not have the right to open or inspect confidential files or safes, and Landlord shall not disclose to others any confidential information regarding Tenant's business learned by Landlord during any such entry into the Premises.

      16.2 Estoppel Certificates: Each party agrees, following any request by the other, promptly to execute and deliver an estoppel certificate upon which the requesting party and any others it designates may rely (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Monthly Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or if there are, stating their nature, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party.

      16.3 Reimbursable Expenditures: Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the actual cost to the demanding party of the goods and/or services giving rise to such expenditure, which cost shall not exceed the fair market value of such goods and/or services; shall be reasonably incurred; and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

      16.4 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be personally served, or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at its address set forth below its signature, and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.

      16.5 Attorneys' Fees: In the event either party shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover Rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for the purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

      16.6 Authority to Execute: Each individual executing this Lease on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity on behalf of which this Lease was executed and that this Lease is binding upon the entity on behalf of which this Lease was executed in accordance with its terms.

      16.7 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. This Lease shall be governed by the laws of the Commonwealth of Virginia. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take an action pursuant to this Lease, then such consent or approval shall not be unreasonably withheld or delayed. Landlord shall not become or be deemed a partner or a joint venturer of Tenant by reason of this Lease.

      16.8 Brokerage Commissions: Each party warrants to the other that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease.

      16.9 Memorandum of Lease: At Tenant's request, Landlord shall execute in recordable form, a "Memorandum of Lease" referencing the Lease and setting forth the true and complete legal description and assessor's parcel number of the Property in a form reasonably acceptable to Tenant, and which Memorandum of Lease shall be recorded in the Clerk's Office of the City of Norfolk, Virginia.

      16.10 Subordination: The following provisions shall govern the relationship of this Lease and any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, and any renewal, modification, consolidation, replacement or extension thereof (collectively, "Security Instruments"), which have been or may hereafter be executed affecting the
Premises:

            16.10.1  This  Lease  shall not be  subject  or  subordinate  to any existing or future Security Instruments unless the holder of the Security Instrument in question executes a recognition and nondisturbance agreement which
(i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder. Landlord agrees to use diligent efforts to obtain a recognition and non-disturbance agreement from the holders of any existing (or future) Security Instruments in a form reasonably acceptable to Tenant as soon as reasonably practicable.

            16.10.2 Tenant shall execute and deliver, from time to time, as may be requested by Landlord estoppel certificates in form reasonably acceptable to Landlord. Tenant's failure to so execute an estoppel certificate shall be deemed to be a default under the terms of this Lease.

      16.11 Quiet Possession: Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms of this Lease, provided that Tenant pays the Monthly Rent and performs all of Tenant's covenants and agreements contained in this Lease. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

      16.12 Entire Agreement: The Lease and the documents referred to herein constitute the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto. This Lease supersedes and cancels any prior leases or agreements, oral or written, between Landlord and Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

                                     TENANT:

                                          SFI OF DELAWARE, LLC, a Delaware
                                          limited liability company

                                      By:         /s/ Michael Feldman
                                          --------------------------------------
                                          Michael Feldman, Senior Vice President

                                          Address for Notices:
                                          Post Office Box 12635
                                          Norfolk, VA  23541



                                      LANDLORD:

                                          D&C LLC, a Virginia limited liability
                                          company

                                          By:   /s/ Thomas B. D'Agostino
                                              --------------------------------
                                          Thomas B. D'Agostino, Manager


                                          By:   /s/ Thomas B. D'Agostino, Jr.
                                              ----------------------------------
                                              Thomas B. D'Agostino, Jr., Manager




                                          Address for Notices:

                                          ______________________________________

                                          ______________________________________

                                   EXHIBIT "A"


All that certain piece or parcel of land, together with the building and improvements thereon, situate, lying and being in the City of Norfolk, Virginia and bounded and described as follows:

Beginning at the intersection of the dividing line between the property shown on the plat hereinafter specified as owned by the City of Norfolk and as the property owned by Real Estate Investment Group of Virginia and the new northern line of Grace Street, said point being distant 156.00 feet westwardly from the northwestern corner of Grace Street and Boush Street as now established; thence along the aforesaid dividing line N 6(Degree)-26'-43" W, 172.73 feet to the center line of a 30 foot wide drainage easement, thence along said line N 75(Degree)-58'-18" E, 54.43 feet to the dividing line between the property shown on said plat as owned by the City of Norfolk and as the property owned by Frank Batten and the Virginia National Bank, Executors and Trustees of the Estate of Alvah H. Martin, deceased; thence along said line N17(Degree)-06'-43" W, 69.66 feet to the southern line of Olney Road; thence along said line N 63(Degree)-15'-43" W, 82.53 feet to a point; thence continuing northwestwardly, westwardly and southwestwardly along said line which follows the arc of a curve to the left, the radius of which is 50.00 feet, an arc distance of 65.43 feet to the new eastern line of Virginia Beach Boulevard extended; thence continuing southwestwardly along last-mentioned line which follows the arc of a curve to the left, the radius of which is 803.41 feet, an arc distance of 78.87 feet to a point; thence continuing southwestwardly along said line which follows the arc of a curve to the left, the radius of which is 50.00 feet, an arc distance of
35.84 feet to the eastern line of Duke Street; thence along said line S 4(Degree)-55'-43" E, 191.54 feet to a point; thence southeastwardly and eastwardly along the arc of a curve to the left, the radius of which is 10.00 feet, an arc distance of 15.98 feet to the new northern line of Grace Street; thence along said line N 83(Degree)-31'-17" E, 153.61 feet to the point of Beginning, all of which is shown on a plat entitled "Plat Showing Property of City of Norfolk, Scale 1" = 50', April, 1966, Division of Surveys, Department of Public Works, Norfolk, Virginia", which plat is duly recorded in the Clerk's Office of the Circuit Court of the City of Norfolk, Virginia, in Map Book 23, at page 65.

PARCEL 2

      ALL THAT certain lot, piece or parcel of land, lying, situate and being in the City of Norfolk, Virginia and being the shaded parcel bearing the legend "This area to be vacated 6060 square feet or 0.13912 acre" as shown on that certain plat entitled "PLAT OF PROPERTY PROPOSED TO BE VACATED BY THE CITY OF NORFOLK FOR MUTUAL FEDERAL SAVINGS & LOAN" Scale: 1" = 40', dated July 28, 1978, and made by Baldwin and Gregg, Engineers-Planners-Surveyors, Norfolk-Portsmouth-Fairfax, Virginia, a copy of which is attached to a quitclaim deed dated February 13, 1979, between the City of Norfolk and Mutual Federal Savings and Loan Association and recorded in the Clerk's Office of the Circuit Court of the City of Norfolk, Virginia, in Deed Book 1484, at page 710, and with reference to which plat said property is more particularly bounded and described as follows:

Beginning at the intersection of the eastern line of Duke Street extended with the northern line of Grace Street extended, and from said point along the eastern line of Duke Street N. 04(Degree) 55' 43" W., a distance of 201.27 feet to a point which marks the true point of beginning; thence from said point of beginning N. 04(Degree) 55' 43" W., a distance of 48.54 feet to a point; thence along the arc of a curve to the right having a radius of 266.15 feet, an arc distance of 89.82 feet to a point; thence along the arc of a curve to the right having a radius of 15 feet, an arc distance of 25 feet to a point; thence along the southerly line of Olney Road along the arc of a curve to the right having a radius of 877.53 feet, an arc distance of 104.54 feet to a point; thence turning and running along the arc of a curve to the left having a radius of 50 feet and an arc distance of 65.43 feet to a point; thence along the arc of a curve to the left having a radius of 803.41 feet, an arc distance of 78.88 feet to a point; thence along the arc of a curve to the left having a radius of 50 feet, an arc distance of 35.84 feet to the point of beginning, said parcel containing .13912 acres, more or less.

                                   EXHIBIT "B"

                             P I O N E E R   T I T L E

                  Agent for OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
                               Part II, Schedule B


Commitment No. A45033-26,597

II. Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the
Company:

1. Defects, liens, encumbrances, adverse claims, or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.          Special Exceptions:

                 (1) Real Estate taxes accruing from the beginning of the third quarter of the fiscal year 1998/1999 and subsequent quarterly payments are not yet due and payable as to both Parcels.

                 (2)    Storm water taxes not yet due and payable as to both
                        Parcels.

                 (3) Easement to Virginia Electric and Power Company as recorded in the Clerk's office of the Circuit Court of Norfolk in Deed Book 1095, at page 551 as to Parcel 1.

                 (4) Thirty (30) foot easement for drainage easement to the City of Norfolk as shown on the recorded plat of the subdivision and by instrument recorded in the aforesaid Clerk's Office in Deed Book 1080, at page 148 as to Parcel 1.

                 (5) The following are as shown on physical survey dated August 10, 1998 and made by Lee S. Rood, P.C.

                              (a)   Light Pole along the northern lot line.
                              (b)   Bus Stop sign along the northern lot line.
                              (c) Telephone manholes along the north western corner.